EXHIBIT (10)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports: (1) dated February 18, 2005 with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company, and (2) dated January 31, 2005 with respect to the subaccounts of Separate Account VA J, which are available for investment by contract owners of Immediate Income Builder II, included in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 No. 333-63086) and related Prospectus of Immediate Income Builder II.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 25, 2005